EXHIBIT 10.1

PURCHASE AGREEMENT

This Purchase Agreement (this “Agreement”), dated as of December 18, 2014, is by and among LTC Properties, Inc., a Maryland corporation (the “Company”), and each Investment Adviser listed under the heading “Investment Advisers” on the signature pages hereto (each, an “Investment Adviser”) who is entering into this Agreement on behalf of itself (as to paragraph 4 of this Agreement) and those purchasers which are a fund or individual or other investment advisory client of such Investment Adviser listed under its respective name on Schedule A (each, a “Purchaser,” and, collectively, the “Purchasers”).

WHEREAS, the Purchasers desire to purchase from the Company (or their Investment Advisers desire to purchase on their behalf from the Company), and the Company desires to issue and sell to the Purchasers up to an aggregate of 600,000 shares (such number of shares actually sold pursuant to this Agreement, the “Securities”) of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), with the number of Securities acquired by each Purchaser set forth opposite the name of such Purchaser on Schedule A.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

1.                                      Purchase and Sale.  Subject to the terms and conditions hereof, the Investment Advisers (on behalf of Purchasers) hereby severally and not jointly agree to purchase from the Company, and the Company agrees to issue and sell to the several Purchasers, the number of Securities set forth next to such Purchaser’s name on Schedule A, at a price per share of $41.50 for an aggregate purchase amount in an amount as set forth on Schedule B hereof (the “Purchase Price”) at the Closing (as defined below).

2.                                      Representations and Warranties of Purchaser.  Each Purchaser represents and warrants with respect to itself that:

(a)                                 Due Authorization.  Such Purchaser has full power and authority to enter into this Agreement and is duly authorized to purchase the Securities in the amount set forth opposite its name on Schedule A.  This Agreement has been duly authorized by such Purchaser and duly executed and delivered by or on behalf of such Purchaser.  This Agreement constitutes a legal, valid and binding agreement of such Purchaser, enforceable against such Purchaser in accordance with its terms except as may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors or (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefor may be brought (the “Enforceability Exceptions”).

(b)                                 Base Prospectus and Prospectus Supplement. Such Purchaser has received a copy of the Company’s Base Prospectus dated July 19, 2013 (as defined below).

(c)                                  Ownership of Excess Shares of Capital Stock.  For U.S. income tax purposes, as of the date hereof and after giving effect to the transaction contemplated hereby, such Purchaser, together with its subsidiaries and affiliates, does not own directly or indirectly more than 9.8% in number of shares or value, whichever is more restrictive, of the issued and outstanding capital stock of the Company.  Purchaser expressly acknowledges that the provisions of the Company’s Articles of Incorporation, as amended or supplemented and restated (the “Charter”), contain limitations on the Purchaser’s ownership of the Company’s capital stock, which, among other things, prohibit the direct or indirect ownership by Purchaser (together with its subsidiaries and affiliates) of more than 9.8% in number of shares or value, whichever is more restrictive, of the Company’s outstanding capital stock and, in the event the shares of capital stock acquired by Purchaser pursuant to this Agreement or otherwise exceed such limits, give the Company certain repurchase rights on the terms set forth in the Company’s Charter and result in the conversion of certain shares of capital stock held by the Purchaser into excess stock which will be held for the benefit of a charitable beneficiary on the terms set forth in the Company’s Charter.

3.                                      Representations and Warranties of Company.  The Company represents and warrants that:

(a)                                 The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Act”) and has prepared and filed with the Securities and Exchange Commission (the “SEC”) an automatic shelf registration statement (File Number 333-190048) relating to securities, including the Securities, on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of certain securities, including the Securities. Such Registration Statement (as defined below), including any amendments thereto filed prior to the date hereof, became effective immediately upon filing with the SEC and no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued or is in effect and no proceeding for that purpose has been initiated or threatened by the SEC, and no notice of objection of the SEC to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(1) under the Act has been received by the Company. The Company has paid the required SEC filing fees relating to the Securities. The Company will file with the SEC the Prospectus Supplement relating to the Securities in accordance with Rule 424(b).  As filed and as delivered to KeyBanc Capital Markets Inc., in its capacity as placement agent (“Placement Agent”), the Prospectus will contain all information required by the Act and the rules thereunder.  No order preventing or suspending the use of the Registration Statement or any Issuer Free Writing Prospectus has been issued by the SEC. The Registration Statement, at the date hereof meets the requirements set forth in Rule 415(a)(1)(x). The initial effective date of the Registration Statement was not earlier than the date three years before the date hereof.  (A) At the time of filing the Registration Statement on July 19, 2013, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or form of prospectus) and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Act, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Act (“Rule 405”), and was not and is not an “ineligible issuer” as defined in Rule 405.  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.”  The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Act objecting to the use of the automatic shelf registration statement form.

“Registration Statement” shall mean the registration statement referred to above, including exhibits and financial statements, schedules and any prospectus supplement relating to the Securities that is filed with the SEC pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended at the date hereof and, in the event any post-effective amendment thereto becomes effective, shall also mean such registration statement as so amended.  “Base Prospectus” shall mean the base prospectus referred to above contained in the Registration Statement at the date hereof.  “Prospectus Supplement” shall mean the prospectus supplement relating to the Securities that shall be filed pursuant to Rule 424(b).  “Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement relating to the Securities.  Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act, on or before the effective date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the effective date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

(b)                                 Since the date as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change or any development which could reasonably be expected to give rise to a prospective material adverse change in or affecting the condition, financial or otherwise, or in the earnings, business affairs or, to the Company’s knowledge, business prospects of the Company and the subsidiaries of the Company, if any (the “Subsidiaries”), considered as one enterprise, whether or not arising in the ordinary course of business, (ii) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, and (iii) other than regular quarterly dividends, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its shares of equity securities.  The Registration Statement complies in all material respects with the applicable requirements of the Act and the

Exchange Act and the respective rules thereunder (including the filing of any required exhibits thereto) and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), on the date hereof and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Securities, the Prospectus (together with any supplement thereto) has complied and complies on the date hereof in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder (the “Regulations”) (including the filing of any required exhibits thereto) and does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The statements in the Prospectus and any document that is incorporated by reference therein under the headings “Risk Factors—The Health Care Industry is Heavily Regulated by the Government,” “Risk Factors—Provisions in Our Articles of Incorporation May Limit Ownership of Shares of Our Capital Stock,” “General Description of the Offered Securities,” “Description of Debt Securities,” “Description of Our Common Stock,” “Description of Our Preferred Stock,” “Restrictions on Ownership and Transfer,” “Certain Provisions of Maryland Law and of Our Charter and Bylaws,” “Business—Government Regulation,” “Business—Healthcare Reform and Other Legislative Developments” and “Business—Taxation of Our Company” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate summaries or descriptions thereof in all material respects.

(c)                                  The Company has been duly organized as a corporation and is validly existing and in good standing under the laws of the State of Maryland.  Each of the Subsidiaries of the Company has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization.  Each of the Company and its Subsidiaries has the required power and authority to own and lease its properties and to conduct its business as described in the Prospectus; and each of the Company and its Subsidiaries is duly qualified to transact business in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or, to the Company’s knowledge, business prospects of the Company and its Subsidiaries considered as one enterprise.

(d)                                 As of the date hereof, the authorized capital stock of the Company consists of 60,000,000 shares of Common Stock, par value $0.01 per share of which 34,880,392 shares of Common Stock were outstanding as of the date hereof (without giving effect to any Securities issued or to be issued as contemplated by this Agreement), and 15,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”, and together with the Common Stock, the “Securities”), of which 2,000,000 shares have been designated as 8.5% Series C Cumulative Convertible Preferred Stock, par value $0.01 per share, $19.25 liquidation value per share of which 2,000,000 shares are issued and outstanding shares (the “Series C Preferred Stock”).  The issued and outstanding shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Securities have been duly authorized, and when issued in accordance with the terms of the Company’s Charter and delivered as contemplated hereby, will be validly issued, fully paid and non-assessable and will be listed, subject to notice of issuance, on the New York Stock Exchange, effective as of the Closing; the Common Stock and the Series C Preferred Stock of the Company conform to all statements relating thereto contained in the Prospectus; and the issuance of the Securities is not subject to preemptive or other similar rights.

(e)                                  Neither the Company nor any of its Subsidiaries is in violation of its organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument or agreement to which the Company or any of its Subsidiaries is a party or by which it or any of them are bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject except where such violation or default would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or, to the Company’s knowledge, business prospects of the Company and its Subsidiaries considered as one enterprise; and the execution, delivery and performance of this Agreement, and the issuance and delivery of the Securities and the consummation of the transactions contemplated herein have been duly authorized by all necessary action and will not conflict with or constitute a material breach of, or material default under, or result in the creation or imposition of any lien, charge or encumbrance upon any material property or assets of the Company or any of its Subsidiaries pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument or agreement to which the Company or any of its Subsidiaries is a party or by which it or any of them are bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject, nor will any such action result in any violation of the provisions of the Charter of the Company, as amended and supplemented, by-laws or other organizational documents of the Company or any of its Subsidiaries or any law, administrative regulation or administrative or court decree applicable to the Company.

(f)                                   Commencing with its taxable year ending December 31, 1992, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a “real estate investment trust” under the Internal Revenue Code of 1986, as amended (the “Code”), and its proposed method of operation, as described in the Charter or Bylaws of the Company, the Registration Statement and the Prospectus, will enable the Company to continue to meet the requirements for qualification and taxation as a “real estate investment trust” under the Code.

(g)                                  The Company is not required to be registered under the Investment Company Act of 1940, as amended.

(h)                                 No legal or governmental proceedings are pending to which the Company or any of its Subsidiaries is a party or to which the property of the Company or any of its Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not described therein, and no such proceedings have been threatened against the Company or any of its Subsidiaries or with respect to any of their respective properties that are required to be described in the Registration Statement or the Prospectus and are not described therein.

(i)                                     No authorization, approval or consent of any court or United States federal or state governmental authority or agency is necessary in connection with the sale of the Securities as contemplated hereunder, except such as may be required under the Act or the Regulations or state securities laws or real estate syndication laws.

(j)                                    The Company and its Subsidiaries possess such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by them, except where the failure to possess such certificates, authority or permits would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or, to the Company’s knowledge, business prospects of the Company and its Subsidiaries considered as one enterprise.  Neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or, to the Company’s knowledge, business prospects of the Company and its Subsidiaries considered as one enterprise, nor, to the knowledge of the Company, are any such proceedings threatened or contemplated.

(k)                                 The Company has full power and authority to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors or (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefor may be brought.

(l)                                     As of the dates set forth therein or incorporated by reference, the Company or its Subsidiaries had good and marketable title or valid leasehold interest to all of the properties and assets reflected in the audited financial statements contained in the Prospectus, subject to no lien, mortgage, pledge or encumbrance of any kind except (i) those reflected in such financial statements, (ii) as are otherwise described in the Prospectus, (iii) as do not materially adversely affect the value of such property or interests or interfere with the use made or proposed to be made of such property or interests by the Company and each of its Subsidiaries or (iv) those which constitute customary provisions of mortgage loans secured by the Company’s properties creating obligations of the Company with respect to proceeds of the properties, environmental liabilities and other customary protections for the mortgagees.

(m)                             The Company and its Subsidiaries, and to the Company’s knowledge, each tenant and each mortgagee, are (i) in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Laws, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or, to the Company’s knowledge, business prospects of the Company and its Subsidiaries considered as one enterprise.  Neither the Company nor any of the Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.  To the Company’s knowledge, there have been no and are no (i) aboveground or underground storage tanks; (ii) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment; (iii) asbestos or asbestos containing materials; (iv) lead based paints; (v) mold or other airborne contaminants; or (vi) dry-cleaning facilities in, on, under or about any property owned by the Company or any of its Subsidiaries.  Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Prospectus will cause the Company to violate or be in violation of Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(n)                                 Any certificate signed by any officer of the Company and delivered to the Placement Agent or to counsel for the Placement Agent shall be deemed a representation and warranty by the Company to the Placement Agent as to the matters covered thereby.

(o)                                 Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Prospectus will cause the Company to violate or be in violation of Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(p)                                 The statements set forth in the Base Prospectus under the caption “Description of Common Stock” in so far as such statements purport to summarize provisions of laws or documents referred to therein, are correct in all material respects and fairly present the information required to be presented therein.

(q)                                 There is no contract, agreement, indenture or other document to which the Company or any of its Subsidiaries is a party required to be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 or any subsequent Exchange Act filings prior to the date hereof that has not been so filed as required.

(r)                                    The financial statements and schedules of the Company, including the notes thereto, included or incorporated by reference in the Prospectus and the Registration

Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).  The summary financial data set forth under the caption “Selected Financial Data” incorporated by reference in the Prospectus and Registration Statement fairly present, on the basis stated therein, the information included therein.  There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Prospectus and the Registration Statement that are not included or incorporated by reference as required.

(s)                                   The Company and each of its Subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or, to the Company’s knowledge, business prospects of the Company and its Subsidiaries considered as one enterprise, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or, to the Company’s knowledge, business prospects of the Company and its Subsidiaries considered as one enterprise.

(t)                                    The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Since the date of the Company’s most recent audited balance sheet, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

4.                                      Representation and Warranties of the Investment Advisers.  To induce the Company to enter into this Agreement, each of the Investment Advisers hereby represents and warrants that:

(a)                                 It is an investment adviser duly registered with the SEC under the Investment Advisers Act of 1940, as amended.

(b)                                 It has been duly authorized to act as investment adviser on behalf of each Purchaser on whose behalf it is signing this Agreement (as identified under the name of such Investment Adviser on Schedule A hereto) and has the sole authority to make the investment decision to purchase Securities hereunder on behalf of such Purchaser.  An investment in the Securities is a suitable investment for each Purchaser.

(c)                                  It has the power and authority to enter into and execute this Agreement on behalf of each of the Purchasers listed under its name on Schedule A hereto.

(d)                                 This Agreement has been duly authorized, executed and delivered by it and, assuming it has been duly authorized, executed and delivered by the Company, constitutes a legal, valid and binding agreement of such Investment Adviser, enforceable against it in accordance with its terms except as may be limited by the Enforceability Exceptions.

(e)                                  It has received a copy of the Company’s Base Prospectus dated July 19, 2013.

5.                                      Conditions to Obligations of the Parties.

(a)                                 The Purchasers’ several obligation to purchase the Securities shall be subject to the following conditions having been met:

(i)                  the representations and warranties set forth in Section 3 of this Agreement shall be true and correct with the same force and effect as though expressly made at and as of the Closing, and

(ii)               the conditions to Closing described in the Placement Agent Agreement, by and between the Company and the Placement Agent, dated as of the date hereof, shall have been satisfied.

(b)                                 The Company’s obligation to issue and sell the Securities shall be subject to the following condition having been met:

(i)                  the representations and warranties set forth in Sections 2 and 4 of this Agreement shall be true and correct with the same force and effect as though expressly made at and as of the Closing.

(ii)               the Company shall have received payment in full for the Purchase Price for the Securities by federal wire of immediately available funds, not less than the aggregate of $24,900,000 prior to the payment of fees and expenses.

6.                                      Closing.  Provided that the conditions set forth in Section 5 hereto and the last sentence of this Section 6 have been met or waived at such time, the transactions contemplated hereby shall be consummated on December 23, 2014, or at such other time and date as the parties hereto shall agree (each such time and date of payment and delivery being herein called the “Closing”).

7.                                      Covenants.  The Company hereby covenants and agrees that subject to all Purchasers consummating the purchase of the Securities at the Closing, the Company will use the proceeds of the offering contemplated hereby in the manner to be set forth under the caption “Use of Proceeds” in the Prospectus Supplement.

8.                                      Termination.  This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, by written notice promptly given to the other parties hereto, at any time prior to the Closing by the Company, on the one hand, or if the Closing shall not have occurred on or prior to January 1, 2015 by any Purchaser on the other; provided that the Company or such Purchaser, as the case may be, shall not be entitled to terminate this Agreement pursuant to this Section 8 if the failure of Closing to occur on or prior to such dates results primarily from such party itself having materially breached any representation, warranty or covenant contained in this Agreement.

9.                                      Notices.  Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing and, if to the Purchasers, shall be sufficient in all respects if delivered or sent by facsimile to (216) 689-0845 or by certified mail to KeyBanc Capital Markets Inc., 127 Public Square, Cleveland, Ohio 44114, Attention: David Gruber, and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company by facsimile to (805) 981-8663 or by certified mail to the Company at 2829 Townsgate Road, Suite 350, Westlake Village, CA 91361, Attention: Wendy Simpson

10.                               Governing Law.  This Agreement shall be construed in accordance with and governed by the substantive laws of the State of New York, without regard to conflict of laws principles. The Purchasers, the Placement Agent and the Company hereby irrevocable and unconditionally submit to the jurisdiction of any court of the State of New York or any federal court sitting in the State of New York for purposes of any suit, action or other proceeding arising out of this Agreement (and the parties agree not to commence any action, suit or proceedings relating thereto except in such courts) and agree that service of any process, summons, notice or document delivered by hand or sent by U.S. registered mail to the parties’ respective address set forth above shall be effective for service of process for any action, suit or proceeding brought against such party in any such court. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or any of the transactions contemplated hereby in the courts of the State of New York or any federal court sitting in the State of New York. THE PARTIES WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY SUCH DISPUTE.

11.                               Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only in a writing that is executed by each of the parties hereto.

12.                               Counterparts.  This Agreement may be executed in separate counterparts, each of which shall be deemed an original, and all of which together shall be deemed to constitute one and the same instrument.  Executed counterparts may be delivered by facsimile.

13.                               Construction.  When used herein, the phrase “to the knowledge of” the Company or “known to” the Company or any similar phrase means the actual knowledge of the

Chief Executive Officer, Chief Financial Officer or Chief Operating Officer of the Company and includes the knowledge that such officers would have obtained of the matter represented after reasonable due and diligent inquiry of those employees of the Company whom such officers reasonably believe would have actual knowledge of the matters represented.

14.                               Free Writing Prospectus Legend.  The Company has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Company or KeyBanc Capital Markets Inc. will arrange to send you the prospectus if you request it by calling 1-800-859-1783, or by writing to:  KeyBanc Capital Markets Inc., Attention: Prospectus Delivery Department, 127 Public Square, 4th Floor, Cleveland, Ohio 44114.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be executed and delivered as of the date first above written.

LTC Properties, Inc.

By:	/s/ Wendy L. Simpson
Name: Wendy L. Simpson
Title: Chairman, Chief Executive Officer and President

INVESTMENT ADVISERS

RREEF America LLC on behalf of itself (solely with respect to paragraph 4) and each Purchaser set forth under its name on Schedule A

By:	/s/ Joe Fisher
Name: Joe Fisher
Title: Portfolio Manager

SCHEDULE A

NAME OF INVESTMENT ADVISER	NUMBER OF SHARES

RREEF America LLC	600,000

CLIENTS

[NAME]	[ ]

TOTAL:	[ ]

SCHEDULE B

Aggregate Purchase Amount

600,000 shares	$24,900,000